EXHIBIT 99.01

               CARGO CONNECTION LOGISTICS HOLDING, INC. ANNOUNCES
  WITHDRAWAL OF REGISTRATION STATEMENT AND WAIVER OF CERTAIN LIQUIDATED DAMAGES


(Inwood, New York, May 9, 2007) Cargo Connection Logistics Holding, Inc. (OTCBB:
CRGO) today announced that it has entered into a Waiver Agreement with Montgomery Equity Partners, Ltd., the owner of certain secured convertible debentures of the company in the aggregate outstanding principal amount of $2.25 million (the "Debentures"), and warrants to purchase 2 million shares of the company's common stock.

Under the Waiver Agreement, Montgomery has consented to the company withdrawing its pending Registration Statement on Form SB-2 (the "Registration Statement") and has agreed to waive 50% of the company's obligation to pay Montgomery certain liquidated damages relating to the company's inability to file and obtain effectiveness by specified dates of the Registration Statement, subject to the company complying with its obligations under the Waiver Agreement and the company redeeming the secured convertible debentures owned by Montgomery on or prior to June 5, 2007.

Montgomery has reserved the right to consent, which consent may not be unreasonably, withheld, conditioned or denied, to an extension of such redemption deadline to June 30, 2007 if the company delivers to Montgomery, no later than June 5, 2007, significant evidence of a potential financing transaction, the proceeds of which would, be at least sufficient to repay all of the outstanding principal and accrued interest due under the Debentures (the "Financing Transaction"). The company filed a Form RW seeking the withdrawal of the Registration Statement on May 9, 2007.

If the Financing Transaction is not completed by June 5, 2007 (or June 30, 2007, if the extension is granted), the company will be required to file additional registration statements to register all shares issuable upon conversion of the Debentures.

"The aforementioned transactions are a critical step in securing new funding for our Company," said Cargo Connection Logistics Holding, Inc. Chairman and CEO Jesse Dobrinsky. "This paves the way for us to accelerate our plans to not only obtain additional financing but to evaluate any potential merger or acquisition opportunities."


ABOUT CARGO CONNECTION LOGISTICS HOLDING, INC.

Cargo Connection Logistics Holding, Inc. is a holding company for Cargo Connection Logistics Corp. and Cargo Connection Logistics - International, Inc., which are both headquartered in Inwood, New York. The company also has offices in Atlanta, Georgia; Charlotte, North Carolina; Chicago, Illinois; Columbus, Ohio; Miami, Florida; Pittsburgh, Pennsylvania; and San Jose, California.

The company is a leader in world trade logistics. Headquartered adjacent to JFK International Airport, the company is a transportation logistics provider for shipments importing into and exporting out of the United States, with service areas throughout the United States and North America. The company currently provides a comprehensive variety of transportation and warehouse capacity services to shippers throughout the nation. The company has United States Customs Bonded Container Freight Station operations specifically designed to handle internationally arriving freight for the major retail suppliers through its container freight station facilities in Florida, Georgia, Illinois, New York and Ohio. The company also has a general order warehouse operating in New York.

The company's website is www.cargocon.com.


SAFE HARBOR STATEMENT

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission, including, without limitation:

- the company's ability to increase its revenues, including by obtaining contacts with foreign shippers;
- the Company's financial condition, including its ability to continue as a going concern;
-  the effect of the company being in default on its indebtedness;
-  the Company's ability to raise additional capital;
-  the Company's reliance on key personnel and independent agents; and
-  the Company's vulnerability to economic and industry conditions.

Press information concerning the company can be found at:
www.cargocon.com/headlines.html.
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CONTACT:  PETER NASCA
          PETER NASCA ASSOCIATES, INC.
          954-473-0677

          PNASCA@PNAPR.COM
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